Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Physicians Remote Solutions, Inc. on Form SB-2 of our report dated January 9, 2006 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus

/s/ Meyler & Company LLC

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    Meyler & Company

Middletown, NJ

February 3, 2006